Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No. 333-58298, No. 333-129152, No. 333-147448 and No. 333-161459 on Form S-8 of our reports dated February 26, 2010 relating to the consolidated financial statements and consolidated financial statement schedule of Orient-Express Hotels Ltd. and subsidiaries, which reports (1) express an unqualified opinion and include an explanatory paragraph regarding the adoption of the non-controlling interest guidance from Accounting Standards Codification 810, Consolidations (formerly SFAS 160, Non-Controlling Interests in Consolidated Financial Statements — an amendment of ARB 51) and (2) express an unqualified opinion on the effectiveness of Orient-Express Hotels Ltd. and subsidiaries internal control over financial reporting, appearing in this Annual Report on Form 10-K of Orient-Express Hotels Ltd. and subsidiaries for the year ended December 31, 2009.

/s/ Deloitte LLP

London, England
February 26, 2010